UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2018

NPQ Holdings Limited

(Exact name of Registrant as specified in its charter)

NEVADA	333-212517	36-4820200
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

190 Toa Payoh Lorong 6 #02-514

Singapore 310190

(Address of principal executive offices, zip code)

Tel: +65 6681 6667

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On February 27, 2018, the Board of Directors of NPQ Holdings Limited., a Nevada corporation (“we” or “us”), received notification of the resignation of Weinberg & Company, P.A. (“Weinberg”) as our independent accountant, which was effective on February 23, 2018. Weinberg audited our consolidated financial statements for the fiscal years ended March 31, 2017 and 2016, and reviewed our financial statements for the related interim periods and for the interim periods up to March 31, 2017.

In connection with the audits of our financial statements as of and for the fiscal years ended March 31, 2017 and 2016, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused them to make reference in connection with its reports to the subject matter of the disagreements. None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations have occurred during the fiscal years ended March 31, 2017 and 2016, or during any subsequent interim period.

The audit reports of Weinberg on our consolidated financial statements as of and for the years ended March 31, 2017 and 2016, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that each of the audit report for the years ended March 31, 2017 and 2016, contained an emphasis of matter paragraph regarding the Company’s ability to continue as a going concern.

We have requested that Weinberg furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter is included herewith as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

16.1	Letter from Weinberg & Company, P.A. dated March 20, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPQ Holdings Limited

Date: March 21, 2018	By:	/s/ Lim Wee Lee
Lim Wee Lee
Chief Executive Officer